SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2005

Assured Pharmacy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-33165	98-0233878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17935 Sky Park Circle, Suite F, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code: (949)222-9971

eRXSYS, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Securities

On February 21, 2005, we entered into an Accounts Receivable Servicing Agreement and Line of Credit Agreement with Mosaic Financial Services, LLC (“Mosaic”) for the purpose of servicing our accounts receivable. Mosaic advanced $700,000 to us pursuant to the terms and conditions of the Accounts Receivable Servicing Agreement and Line of Credit Agreement. Mosaic provided notice to us of its intent to exercise its right under the Line of Credit Agreement and convert the $700,000 previously advanced into shares of the our common stock. On October 24, 2005, our board of directors authorized the issuance of 2,500,000 restricted shares of our common stock to Mosaic in accordance with the conversion right provided in the Line of Credit Agreement. The issuance of these shares to Mosaic satisfies in full our obligations under the Accounts Receivable Servicing Agreement and Line of Credit Agreement.

No commissions were paid on the issuance of these shares. These shares were issued pursuant to Section 4(2) of the Securities Act. Mosaic represented its intention to acquire the securities for investment only and not with a view toward distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assured Pharmacy, Inc.

/s/ Robert DelVecchio
Robert DelVecchio, Chief Executive Officer

Date: October 26, 2005